Exhibit 4.2

Execution Copy

SECURITY AGREEMENT

dated as of May 28, 2009

Among

The GRANTORS referred to herein

as Grantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Notes Authorized Representative

and

Each ADDITIONAL AUTHORIZED REPRESENTATIVE from

time to time party hereto

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Defined Terms	1
Section 1.02. Other Interpretative Provisions	10

ARTICLE 2
COLLATERAL

Section 2.01. Grant of Security	10
Section 2.02. Security for Secured Obligations	15
Section 2.03. Grantors Remain Liable	15
Section 2.04. Delivery and Control of Security Collateral	15
Section 2.05. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims	16
Section 2.06. Representations and Warranties	16
Section 2.07. Further Assurances	19
Section 2.08. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts	20
Section 2.09. As to Intellectual Property Collateral	20
Section 2.10. Voting Rights; Dividends; Etc	21
Section 2.11. Transfers and Other Liens; Additional Shares	22

ARTICLE 3
REMEDIES AND APPLICATION OF PROCEEDS

Section 3.01. Remedies	23
Section 3.02. Application of Proceeds	24

ARTICLE 4
INTERCREDITOR MATTERS

Section 4.01. Priority of Claims	25
Section 4.02. Actions With Respect to Collateral	25
Section 4.03. Reinstatement	26
Section 4.04. Insurance	26
Section 4.05. Refinancings	26

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ii

ANNEXES

Annex A	-	Form of Additional Secured Party Consent

SCHEDULES:

Schedule I	-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	-	Pledged Equity
Schedule II-A	-	Post-Closing Matters
Schedule III	-	Commercial Tort Claims
Schedule IV	-	Collateral Description
Schedule V	-	Real Property Schedule

EXHIBITS:

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B	-	Form of Copyright Security Agreement
Exhibit C	-	Form of Patent Security Agreement
Exhibit D	-	Form of Trademark Security Agreement

iii

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of May 28, 2009 (this “Agreement”) among WMG ACQUISITION CORP., a Delaware corporation (the “Company”), WMG HOLDINGS CORP., a Delaware corporation (“Holdings”), the other Persons listed on the signature pages hereof and the Additional Grantors (the Company, Holdings, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity together with its successors in such capacity, the “Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture (in such capacity, together with any successor trustee, the “Notes Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity.

PRELIMINARY STATEMENTS

In order to induce the Secured Parties and the Additional Secured Parties to extend credit and otherwise enter into and perform certain transactions, the Grantors hereby grant a security interest and assign and pledge the Collateral as set forth herein to secure the Secured Obligations. Therefore each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture on the date hereof. Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Securities Accounts, Security, Supporting Obligations and Uncertificated Security).

(b) As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Grantor” has the meaning specified in Section 6.02(b).

“Additional Secured Agreement” means any Credit Agreement, indenture, loan agreement or other agreement, notes, guarantees, registration rights agreements or other similar agreements issued in connection with or relating to the Additional Secured Obligations; provided that in each case, the obligations thereunder have been designated as Additional Secured Obligation pursuant to and in accordance with Section 6.10 hereto.

“Additional Secured Obligation” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Secured Agreement, whether direct or indirect (including those acquired by assumption, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Debtor Relief Law naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), in each case, that have been designated as Additional Secured Obligations pursuant to and in accordance with Section 6.10. Without limiting the generality of the foregoing, the Additional Secured Obligations include any and all obligations of the Company or any other Grantor under the relevant Additional Secured Agreements to pay principal, interest, commissions, charges, expenses, fees, indemnities and other amounts payable by such parties thereunder, including First Lien Obligations.

“Additional Secured Parties” means the holders of any Additional Secured Obligations and any Authorized Representative with respect thereto.

“Additional Secured Party Consent” shall mean a consent in the form of Annex A hereto, executed by the Authorized Representative of any holders of Additional Secured Obligations pursuant to Section 6.10.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. In no event shall any Secured Party or Agent be deemed to be an “Affiliate” of any Grantor.

“After-Acquired Intellectual Property” has the meaning specified in Section 2.09(d).

“Applicable Authorized Representative” means, as of the date hereof, the Notes Authorized Representative; provided that:

(a) following the incurrence of Bank Obligations after the date hereof and assumption by the Credit Agreement Authorized Representative of its role as an Applicable Authorized Representative pursuant to the Additional Secured Party Consent, (i) until the earlier of (x) the Discharge of Bank Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Authorized Representative, and (ii) from the earlier of (x) the Discharge of Bank Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Additional Authorized Representative and

(b) to the extent no Bank Obligations have been in incurred or remain outstanding, following the incurrence of the Series of Additional Secured Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Secured Obligations and assumption by the Major Additional Authorized Representative of its role as an Applicable Authorized Representative pursuant to the Additional Secured Party Consent, the Major Additional Authorized Representative.

“Assigned Agreements” has the meaning specified in Section 2.01.

“Authorized Representative” means (i) in the case of any Notes Obligations or the Notes Secured Parties, the Notes Authorized Representative, (ii) in the case of any Bank Obligations or the Credit Agreement Secured Parties (in respect of Bank Obligations) that become subject to this Agreement after the date hereof, the Credit Agreement Authorized Representative and (iii) in the case of any Series of Additional Secured Obligations or the Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Additional Secured Party Consent.

“Bank Obligations” means all commitments or Obligations in excess of $150.0 million incurred pursuant to a Credit Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

“Capital Stock” means (i) in the case of a corporation, capital stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Management Obligations” means obligations owed by any Grantor to any registered holder or any lender, or any affiliate of a registered holder or a lender, pursuant to any Additional Secured Agreement in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means the Personal Property Collateral and the Real Estate Collateral.

“Computer Software” has the meaning specified in Section 2.01.

“control” has the meaning specified in the definition of “Affiliate”.

“Controlling Secured Parties” means the Series of Secured Parties the Authorized Representative of whom is the Applicable Authorized Representative.

“Copyrights” has the meaning specified in Section 2.01.

“Credit Agreement” means a credit agreement for loans or credit extensions, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time (in each case with the same or new lenders or institutional investors), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Agreement Authorized Representative” means an administrative agent, collateral agent, other agent, lender or affiliate thereof under a Credit Agreement that becomes subject to this Agreement after the date hereof pursuant to the applicable Additional Secured Party Consent.

“Credit Agreement Secured Parties” means each agent or lender secured pursuant to any Credit Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Discharge of Bank Obligations” means the first date on which all of the following has occurred: (i) the payment in full in cash of the Bank Obligations, other than (x) obligations under hedging arrangements designated as secured obligations in accordance with any Credit Agreement and obligations with respect to cash management or similar services designated as secured obligations in accordance with any Credit Agreement, in either case that are not yet due and payable, and (y) contingent indemnification obligations not yet accrued and payable, (ii) the termination or expiration of all letters of credit issued pursuant to any Credit Agreement and (iii) the termination of all commitments to extend credit under any Credit Agreement; provided that the Discharge of Bank Obligations shall not be deemed to have occurred in connection with a Refinancing of such Bank Obligations (or any Refinancing of such Refinancing) with Secured Obligations secured by the Collateral under an Additional Secured Agreement which has been designated in writing by the administrative agent under the Credit Agreement so Refinanced to the Collateral Agent and each Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Secured Obligations” means the first date on which the following shall have occurred (i) the Discharge of Bank Obligations and (ii) the payment in full of all Additional Secured Obligations (other than contingent indemnification obligations not yet accrued and payable).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not a “controlled foreign corporation” under Section 957 of the Code.

“Effective Date” means May 28, 2009.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means an “Event of Default” under and as defined in the Indenture or any Additional Secured Agreement.

“Finance Documents” means each Secured Agreement, each Secured Hedge Agreement and all instruments, agreements or other documents evidencing the Cash Management Obligations.

“First Lien Security Documents” means this Agreement, each Notes Security Document and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of Secured Obligations.

“First Lien Obligations” has the meaning specified in the Indenture.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company which is not a Domestic Subsidiary.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” has the meaning specified in the Indenture.

“Indemnified Party” has the meaning specified in Section 6.01(a).

“Indenture” means that certain Indenture, dated as of May 28, 2009 (as amended, amended and restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time) among Holdings, the Company, the Notes Authorized Representative and the other parties signatory thereto.

“Intellectual Property Collateral” has the meaning specified in Section 2.01(q).

“Intellectual Property Security Agreements” means the U.S. Intellectual Property Security Agreements and the Non-U.S. Trademark Security Agreements.

“IP Agreements” has the meaning specified in Section 2.01(q)(viii).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Additional Authorized Representative” means the Authorized Representative of the Series of Additional Secured Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Secured Obligations.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Grantors (taken as a whole) to perform their respective obligations under any Secured Agreement to which any Grantor is a party or (c) a material adverse effect on the rights and remedies of the Secured Parties under any Secured Agreement or any First Lien Security Document.

“Material Recordable Copyrights” has the meaning specified in Section 2.06(f).

“Material Recordable Intellectual Property” has the meaning specified in Section 2.06(f).

“Material Recordable Patents” has the meaning specified in Section 2.06(f).

“Material Recordable Publishing Copyright” has the meaning specified in Section 2.06(f).

“Material Recordable Recorded Music Copyrights” has the meaning specified in Section 2.06(f).

“Material Recordable Trademarks” has the meaning specified in Section 2.06(f).

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Grantors in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, together with each other mortgage executed and delivered pursuant to the Secured Agreements.

“Mortgage Modifications” has the meaning specified in Section 2.07(e).

“Non-Controlling Authorized Representative” means, at any time, any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Additional Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Secured Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such

Non-Controlling Authorized Representative is the Major Additional Authorized Representative and that an Event of Default (under and as defined in the Additional Secured Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Secured Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Secured Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Collateral Agent has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time the Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any proceeding under any Debtor Relief Law.

“Non-Controlling Secured Parties” means, at any time, any Secured Party represented by an Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-U.S. Trademark Security Agreements” means an agreement in form and substance suitable for recording with any foreign intellectual property registry and otherwise satisfactory to the Collateral Agent.

“Non-Voting Foreign Stock” has the meaning specified in Section 2.01.

“Notes Authorized Representative” has the meaning specified in the preamble.

“Notes Obligations” means the “Obligations” as defined in the Indenture.

“Notes Secured Parties” means the Collateral Agent, the Notes Authorized Representative, the Holders and any other party designated as a secured party under the Indenture.

“Notes Security Documents” means this Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Patents” has the meaning specified in Section 2.01(q)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Personal Property Collateral” has the meaning specified in Section 2.01.

“Pledged Debt” has the meaning specified in Section 2.01(o)(i).

“Pledged Equity” has the meaning specified in Section 2.01(o)(ii).

“Possessory Collateral” means any Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Publishing Copyrights” has the meaning specified in Section 2.01(q)(iii).

“Real Estate Collateral” means any Real Property subject to a Lien securing the Secured Obligations pursuant to a Mortgage and includes, for the avoidance of doubt, any “Trust Property” referred to in any Mortgage.

“Real Property” means those properties listed on Schedule V hereto.

“Recorded Music Copyrights” has the meaning specified in Section 2.01(q)(iii).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

“Rule 3-16 Additional Secured Obligations” has the meaning specified in Section 2.01.

“Rule 3-16 Excluded Collateral” has the meaning specified in Section 2.01.

“Rule 3-16 Proceeds” has the meaning specified in Section 3.02.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Agreements” means (i) the Indenture and each Notes Security Document and (ii) each Additional Secured Agreement.

“Secured Hedge Agreement” means any Hedging Obligations designated as secured obligations in accordance with the Indenture or any Credit Agreement.

“Secured Obligations” means, collectively, (i) the Notes Obligations and (ii) each Series of Additional Secured Obligations.

“Secured Parties” means (i) the Notes Secured Parties and (ii) the Additional Secured Parties with respect to each Series of Additional Secured Obligations.

“Security Agreement Supplement” has the meaning specified in Section 6.02(b).

“Security Collateral” has the meaning specified in Section 2.01(o).

“Series” means (a) with respect to the Secured Parties, each of (i) the Notes Secured Parties (in their capacities as such) and (ii) the Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Secured Obligations, each of (i) the Notes Obligations and (ii) the Additional Secured Obligations incurred pursuant to any Additional Secured Agreement, which pursuant to an Additional Secured Party Consent, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Secured Obligations).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Top Ten Jurisdictions” means, collectively, New Zealand, Mexico, Japan, Australia, Canada, European Union, Germany, France and Italy.

“Trade Secrets” has the meaning specified in Section 2.01(q)(v).

“Trademarks” has the meaning specified in Section 2.01(q)(ii).

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Intellectual Property Security Agreements” has the meaning specified in 2.06(g).

“Voting Foreign Stock” has the meaning specified in Section 2.01(o)(ii).

Section 1.02. Other Interpretative Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit, Annex and Schedule references are to Articles, Sections, Exhibits, Annexes and Schedules to this Agreement.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(g) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(h) Unless otherwise expressly provided herein, (i) references to organization documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto; and (ii) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE 2

COLLATERAL

Section 2.01. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Personal Property Collateral”):

(a) all Accounts;

(b) all cash and Cash Equivalents;

(c) all Chattel Paper;

(d) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule III hereto);

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Farm Products;

(i) all Fixtures;

(j) all General Intangibles;

(k) all Goods;

(l) all Instruments;

(m) all Inventory;

(n) all Letter-of-Credit Rights;

(o) the following (the “Security Collateral”):

(i) all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (the “Pledged Debt”), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(ii) all Equity Interests from time to time acquired, owned or held by such Grantor in any manner (the “Pledged Equity”), including, without limitation, the Equity Interests held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II, and the certificates, if any, representing such additional shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; provided that no Grantor shall be required to pledge, and the terms “Pledged Equity” and “Security Collateral” used in this Agreement shall not include, any Equity Interests in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor which, when aggregated with all of the other shares of stock in such Foreign Subsidiary pledged by the Grantors, would result in more than 65% of the shares of stock in such Foreign Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956 2(c)(2) promulgated under the Code) (the “Voting Foreign Stock”) being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement; provided further that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the “Non-Voting Foreign Stock”) shall be pledged by such Grantor; and

(iii) all other Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

(p) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements;

(q) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration issuing from such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights whether registered or unregistered (“Copyrights”), including, without limitation, copyrights in (A) all recordings of sound, whether or not coupled with a visual image, by any method or format and on any substance or material, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of records or for any other exploitation of sound (“Recorded Music Copyrights”), (B) all music compositions or medleys consisting of words and music, or any dramatic material and bridging passages, whether in form of instrumental and/or vocal music, prose or otherwise, irrespective of length (“Publishing Copyrights”) and (C) Computer Software, internet web sites and the content thereof;

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, confidential and proprietary know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(r) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(s) all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

(t) all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the Proceeds of such Letter-of-Credit Rights for a specified purpose or (C) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty); provided further that the limitation set forth in clause (C) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC. Each Grantor shall, if requested to do so by the Collateral Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Collateral Agent reasonably determines to be material.

Notwithstanding anything else contained in this Agreement, in the event that Rule 3-16 of Regulation S-X under the United States Securities Act of 1933 would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) (such law, rule or regulation, as amended or replaced with another rule or regulation, “Rule 3-16”) the filing with the SEC of separate financial statements of any Affiliate of the Company due to the fact that a security interest in such Affiliate’s Equity Interests has been granted hereunder as security for the payment or performance, as the case may be, of any Additional Secured Obligations (the “Rule 3-16 Additional Secured Obligations”), then, solely to the extent securing such Rule 3-16 Additional Secured Obligations, the Lien granted pursuant to this Agreement or any other Security Document in such Equity Interests (the “Rule 3-16 Excluded Collateral”) shall be deemed not to secure, or to constitute “Collateral” with respect to, such Rule 3-16 Additional Secured Obligations, in any event solely to the extent necessary and only for so long as required to cause the Company and its Affiliates to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Additional Secured Party, to the extent necessary to release the Lien granted hereunder in favor of the Collateral Agent on the Rule 3-16 Excluded Collateral solely with respect to the Rule 3-16 Additional Secured Obligations. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Rule 3-16 Excluded Collateral to secure the Additional Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements for such Affiliate of the Company, then the Equity Interest of such Affiliate will automatically be deemed to be a part of the Collateral for the relevant Additional Secured Obligations to the extent otherwise required by this Agreement. For avoidance of doubt, nothing in this paragraph shall prevent or limit any pledge of Equity Interests or any other securities hereunder from securing the Notes Obligations at all times.

In the event of any conflict or inconsistency between the grant of security provided in this Section 2.01 and the provisions of any Intellectual Property Security Agreements, the provisions of this Section 2.01 shall control.

Section 2.02. Security for Secured Obligations. This Agreement secures, in the case of each Grantor, the payment of all Secured Obligations of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

Section 2.03. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Finance Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.04. Delivery and Control of Security Collateral. (a) All certificates representing or evidencing the Pledged Equity and all instruments representing or evidencing the Pledged Debt in an aggregate principal amount in excess of $2,000,000 shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. During the continuation of an Event of Default and subject to Section 2.04(c), the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 2.10(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (iii) convert Security Collateral consisting of Financial Assets credited to any Securities Account to Security Collateral consisting of Financial Assets held directly by the Collateral Agent, and to convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.

(b) During the continuation of an Event of Default and subject to Section 2.04(c), promptly upon the request of the Collateral Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. During the continuation of an Event of Default and subject to Section 2.04(c), with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c) Nothing in Section 2.04(a) or Section 2.04(b) shall be construed to require any Grantor to enter into any control agreement with respect to any Deposit Account or Securities Account.

Section 2.05. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. So long as the Discharge of Secured Obligations has not occurred:

(a) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain (i) all Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record; and

(b) Each Grantor will give prompt notice to the Collateral Agent of any Commercial Tort Claim individually in excess of $5,000,000 that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

Section 2.06. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth as of the date hereof in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.

(b) Subject to Section 2.07(d), all Pledged Equity consisting of Certificated Securities has been delivered to the Collateral Agent in accordance herewith, other than any Certificated Securities with respect to any Grantors set forth on Schedule II-A hereof.

(c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under each Secured Agreement.

(d) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable.

(e) As of the date hereof, the Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

(f) On or prior to the Effective Date, the Company has delivered to the Collateral Agent a complete and accurate list, as of the Effective Date, of all (A) Publishing Copyrights owned or co-owned by, or exclusively licensed in the United States (in whole or in part) to, any Grantor and registered with the U.S. Copyright Office, other than Publishing Copyrights with respect to compositions that generated less than $500 of “net publisher’s share” in the United States in the fiscal year most recently ended (“Material Recordable Publishing Copyrights”), (B) Recorded Music Copyrights owned by or exclusively licensed in the United States to any Grantor, registered with the U.S. Copyright Office and available for sale in the United States, as of the last day of the fiscal year most recently ended, by Warner-Elektra-Atlantic Corporation, Alternative Distribution Alliance or any other general market distributor in the United States which is owned and/or controlled by the Company (“Material Recordable Recorded Music Copyrights” and, together with Material Recordable Publishing Copyrights, “Material Recordable Copyrights”), (C) Trademarks owned by any Grantor and pending or registered with the U.S. Patent and Trademark Office (“Material Recordable Trademarks”) and (D) Patents owned by any Grantor and issued by or pending or registered with the U.S. Patent and Trademark Office (“Material Recordable Patents” and, together with Material Recordable Copyrights and Material Recordable Trademarks, “Material Recordable Intellectual Property”).

(g) On the Effective Date each Grantor has executed and delivered to the Collateral Agent (i) with respect to the Material Recordable Copyrights of such Grantor for the fiscal year ended September 30, 2008, an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (a “Copyright Security Agreement”), (ii) with respect to the Material Recordable Patents of such Grantor, an agreement, in substantially the form set forth in Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (a “Patent Security Agreement”) and (iii) with respect to the Material Recordable Trademarks of such Grantor, an agreement, in substantially the form set forth in Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (a “Trademark Security Agreement” and, together with each Copyright Security Agreement and each Patent Security Agreement, the “U.S. Intellectual Property Security Agreements”), in each case for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

(h)(i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in all the Personal Property Collateral of each Grantor, securing the payment of the Secured Obligations of such Grantor; (ii) upon the filing of a UCC financing statement in the UCC filing office in the jurisdiction set forth in Schedule I under the heading “Jurisdiction of Organization” with respect to such Grantor, naming such Grantor as the debtor, the Collateral Agent as the secured party and including the collateral description set forth in Schedule IV, all actions necessary to perfect the security interest in the Personal Property Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC (all such Collateral, “Filing Collateral”) shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor’s Filing Collateral shall be perfected; and (iii) upon the timely recordation of a Copyright Security Agreement naming such Grantor as the grantor and the Collateral Agent as the secured party with the U.S. Copyright Office, all actions necessary to perfect the security interest in the Collateral of such Grantor consisting of the Material Recordable Copyrights described therein and IP Agreements with respect thereto (“Copyright Collateral”) shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor’s Copyright Collateral shall be perfected.

(i) Except as could not reasonably be expected to have a Material Adverse Effect:

(i) To the Grantor’s knowledge, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) The registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor’s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral by a Grantor or any Affiliate of a Grantor that could be expected to lead to such item becoming invalid or unenforceable.

(iii) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in its registered Intellectual Property Collateral in full force and effect in the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office. Such Grantor has used any statutory notice required in the United States in connection with its use of each registered Patent, Trademark and Copyright in the Intellectual Property Collateral.

(iv) To such Grantor’s knowledge, (A) none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.

(v) To such Grantor’s knowledge, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral by such Grantor or any of its Affiliates or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 2.07. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed and/or recorded all financing statements, instruments and documents and take all such actions to perfect the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interests and the filing of any financing statements (including fixture filings) or other documents in connection herewith, all in accordance with the terms hereof and the Secured Agreements.

(d) Each Grantor agrees that within the period or by the date specified on Schedule II-A (or on such later date as the Collateral Agent shall agree) it will deliver the items described on Schedule II-A.

(e) Each Grantor agrees that in connection with any Additional Secured Obligations, if Collateral Agent determines in its reasonable discretion that modification of the Mortgages or, alternatively, replacements of the Mortgages encumbering the Real Estate Collateral pursuant to the First Lien Security Documents (such modifications or replacements, collectively, the “Mortgage Modifications”), is necessary or desirable to create or continue the Lien on the Real Estate Collateral following the issuance of such Additional Secured Obligations, then such Grantor shall deliver the Mortgage Modifications covering the Real Estate Collateral duly executed by such Grantor as of the closing date under the applicable Additional Secured Agreement. The applicable Grantor shall also provide Collateral Agent with any and all other deliveries or documents reasonably requested by Collateral Agent in connection with the Mortgage Modifications, including but not limited to endorsements to the lender’s title insurance policies or new lender’s title insurance policies, as the case may be, insuring the Lien of the Mortgage Modifications, local counsel opinions with respect to the Mortgage Modifications containing customary opinions, and in each case in form and substance reasonably satisfactory to Collateral Agent, and such other evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

Section 2.08. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 2.06(a) of this Agreement without first giving at least 5 days’ (or such lesser period of time as the Collateral Agent may agree) prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b) During the continuation of an Event of Default, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Collateral Agent such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder and (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions.

(c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided that the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, all amounts and Proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Secured Agreements so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 3.02.

Section 2.09. As to Intellectual Property Collateral. (a) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each

Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(c) Except where failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take all commercially reasonable steps which it (or the Collateral Agent during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property Collateral after the date hereof (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) Each Grantor shall, (x) in the case of Material Recordable Publishing Copyrights, not more than 95 days following the last day of every fiscal year of the Company and (y) in the case of any other Material Recordable Intellectual Property, not more than 95 days following the last day of each fiscal year of the Company and 50 days following the last day of each fiscal quarter of the Company, sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all Material Recordable Intellectual Property owned by it as of the last day of the most recently ended fiscal year or fiscal quarter (as applicable), to the extent that such Material Recordable Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office, the U.S. Patent and Trademark Office or, with respect to any material foreign Trademark, any applicable foreign intellectual property registry, as appropriate.

Section 2.10. Voting Rights; Dividends; Etc. So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Secured Agreements; provided that any and all non-cash dividends, interest and other distributions paid or payable in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.10(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 2.10(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 2.10(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

Section 2.11. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Secured Agreements, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and other Liens permitted under the Secured Agreements.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other Securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other Securities (subject to Section 2.01(o)(ii) with respect to Voting Foreign Stock).

ARTICLE 3

REMEDIES AND APPLICATION OF PROCEEDS

Section 3.01. Remedies. Subject to Section 4.02, if any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Deposit Accounts and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Collateral Agent shall give the applicable Grantors at least ten (10) Business Days’ written notice of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(c) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account.

(d) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 3.01, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(e) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 3.01, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(f) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (d) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (d) above.

Section 3.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral of a Grantor, including any Collateral consisting of cash, in the following order of priority:

first, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to this Agreement or the terms of any First Lien Security Document or Secured Agreements; and

second, to the payment in full of the Secured Obligation of each Series on a ratable basis in accordance with the applicable amounts thereof, to be applied by the applicable Authorized Representative in accordance with the terms of the applicable Secured Agreement;

provided that (i) in no event shall the proceeds of any collection or sale of Rule 3-16 Excluded Collateral (the “Rule 3-16 Proceeds”) be applied to the payment of any Rule 3-16 Additional Secured Obligations and (ii) the Secured Obligations of any Series shall not be reduced by the amount of Rule 3-16 Proceeds for the purpose of determining its ratable share of the proceeds of any collection or sale of Collateral.

ARTICLE 4

INTERCREDITOR MATTERS

Section 4.01. Priority of Claims.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Secured Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Secured Agreements or any defect or deficiencies in the Liens securing the Secured Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 4.01(b), and subject, in the case of Rule 3-16 Collateral, to the last paragraph of Section 2.01), each Secured Party hereby agrees that the Liens securing each Series of Secured Obligations on any Collateral shall be of equal priority.

(b) It is acknowledged that the Secured Obligations of any Series may, subject to the limitations set forth in the then extant Secured Agreements, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section (a) above or Section 3.02 or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

Section 4.02. Actions With Respect to Collateral.

(a) The Secured Parties, through their Authorized Representatives and as a condition of accepting the benefits of the security interests granted herein, agree that (i) only the Collateral Agent shall act or refrain from acting with respect to the Collateral, and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Collateral from any Non-Controlling Authorized Representative (or any other Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Collateral, or to cause the Collateral Agent to do so.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Secured Obligations (other than funds deposited for the discharge or defeasance of any Additional Secured Agreement) other than pursuant to the First Lien Security Documents, and upon executing this Agreement or an Additional Secured Party Consent, each Authorized Representative and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the Secured Parties agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any proceeding under any Debtor Relief Law), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement and that (ii) if, notwithstanding clause (i), such Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any proceeding under any Debtor Relief Law or through any other exercise of remedies at any time prior to the Discharge of Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 3.02 hereof.

Section 4.03. Reinstatement. In the event that any of the Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under any Debtor Relief Law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Secured Obligations shall again have been paid in full in cash.

Section 4.04. Insurance. As between the Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

Section 4.05. Refinancings. The Secured Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Agreements) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Indebtedness so Refinanced shall have executed an Additional Secured Party Consent on behalf of the holders of the Indebtedness to be Refinanced and the Company shall have delivered the certificate required by Section 6.10 with respect to such Indebtedness being Refinanced.

Section 4.06. Possessory Collateral Agent as Gratuitous Bailee For Perfection.

(a) The Collateral Agent agrees to hold any Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 4.06. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 4.06.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 4.06 shall be limited solely to holding any Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

Section 4.07. Existence and Amount of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured Obligations of any Series, or the Collateral subject to any Lien securing the Secured Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

Section 4.08. Provisions Solely to Define Relative Rights. The provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

ARTICLE 5

COLLATERAL AGENT

Section 5.01. Appointment and Authority.

(a) Each of the Secured Parties hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 5.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article 5 and Section 7.07 of the Indenture and the equivalent provision of any Additional Secured Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” or “Administrative Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral (or any other Collateral securing any of the Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing any Secured Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation.

(c) Each of the Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Secured Obligations or any other Secured Party of any other Series arising out of any actions which the Collateral Agent, any Authorized Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the Secured Obligations or the valuation, use, protection or release of any security for the Secured Obligations.

Section 5.02. Rights as a Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Secured Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Notes Secured Party”, “Notes Secured Parties”, “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

Section 5.03. Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative, (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Secured Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Secured Obligations or the Company; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any event or condition that constitutes an Event of Default, or that, with the giving of any notice, the passage of time, or both, would be an Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Secured Obligations, or (vi) the satisfaction of any condition set forth in any Secured Agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

Section 5.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 5.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

Section 5.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section 5.06. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section 5.06). After the retiring Collateral Agent’s resignation hereunder and under the other First Lien Security Documents, the provisions of this Article and Section 7.07 of the Indenture and the equivalent provision of any Additional Secured Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

Section 5.07. Non-Reliance on Collateral Agent and Other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Agreements. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Agreements or any related agreement or any document furnished hereunder or thereunder.

Section 5.08. Collateral And Guaranty Matters. Each of the Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 6.05 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Agreement;

(b) to release or subordinate any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel (which shall be limited to one (1) counsel to the Collateral Agent and the Secured Parties, unless (x) the interests of the Collateral Agent and the Secured Parties are sufficiently divergent, in which case one (1) additional counsel may be appointed, and (y) if the interests of any Secured Party or group of Secured Parties are distinctly or disproportionately affected, one (1) additional counsel for such Secured Party or group of Secured Parties)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this

Agreement), except to the extent such claim, damage, loss, liability or expense has resulted from such Indemnified Party’s gross negligence or willful misconduct or breach of this Agreement by the Secured Party.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 6.02. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement (other than pursuant to any Additional Secured Party Consent), and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor to which such amendment or waiver is to apply, by the Collateral Agent and by each Authorized Representative (with the consent of the requisite number of debt holders or Secured Parties specified in the applicable Secured Agreement, if any), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other First Lien Security Documents and Secured Agreements to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other First Lien Security Documents or Secured Agreements to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I through V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

(c) Each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document, so long as the Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Secured Agreement. Additionally, each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of Secured Obligations so long as (x) such amendment is in accordance with the Secured Agreements pursuant to which such Series of Secured Obligations was incurred and (y) such amendment does not adversely affect the Secured Parties of any other Series.

(d) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Collateral or amendment to any First Lien Security Document provided for in this Section or Section 6.05.

Section 6.03. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Company at the Company’s address specified in Section 12.02 of the Indenture, if to the Collateral Agent, the address specified in Section 12.02 of the Indenture and if to any holder of obligations under any Additional Secured Agreement, to such holder’s Authorized Representative at its address set forth in the Additional Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 12.02 of the Indenture or the Additional Secured Agreement, as applicable. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 6.04. Continuing Security Interest; Assignments Under The Secured Agreements. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Discharge of Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their permitted respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the applicable Secured Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in the applicable Secured Agreements.

Section 6.05. Release; Termination. (a) The Lien granted hereby in any Collateral (but not any Proceeds thereof) shall automatically be released (i) upon any sale, lease, transfer or other disposition of such Collateral permitted by, and in accordance with, the terms of the Secured Agreements to any Person other than Holdings, the Company or any Restricted Subsidiary (as defined in any Secured Agreement) and (ii) upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.03 of the Indenture and any applicable provision of any Additional Secured Agreement. The Lien created under this Agreement on the Collateral of any Grantor shall automatically terminate and such Grantor shall automatically be released from its obligations hereunder (x) as it relates to the Notes Obligations, if such Grantor is released from its Guaranty in accordance with Section 11.05 of the Indenture and (y) as it relates to the Secured Obligations under any Additional Secured Agreement, if it ceases to be a guarantor under such Additional Secured Agreement pursuant to the applicable provisions of such Additional Secured Agreement. The Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence any release of the Lien created under this Agreement on any Collateral pursuant to this Section 6.05(a); provided that such Grantor shall have delivered to the Collateral Agent a written request therefor describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, and a certificate of such Grantor to the effect that the transaction is in compliance with the First Lien Security Documents and any Secured Agreements and as to such other matters as the Collateral Agent may request. The Collateral Agent shall be authorized to rely on any such certificate without independent investigation.

(b) Upon the Discharge of Secured Obligations, the Lien on all Collateral created under this Agreement shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the Company’s expense, execute and deliver to the Company such documents as such Grantor shall reasonably request to evidence such termination; provided that the Company shall have delivered a certificate to the effect that the Discharge of Secured Obligations has occurred and as to such other matters as the Collateral Agent shall reasonably request. The Collateral Agent shall be authorized to rely on such certificate without further investigation.

Section 6.06. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 6.07. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 6.08. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER FIRST LIEN SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY FIRST LIEN SECURITY DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE SECURED AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

Section 6.09. Severability. If any provision of any First Lien Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the First Lien Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 6.10. Additional Secured Obligations. On or after the date hereof and so long as not prohibited by any Secured Agreement then outstanding, the Company may from time to time designate indebtedness at the time of incurrence to be secured as Additional Secured Obligations (and Secured Obligations) on the terms and conditions set forth in this Agreement by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by a Responsible Officer (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof; provided that with respect to obligations constituting First Lien Obligations pursuant to clauses (f) or (g) of the definition thereof, such certificate need not identify the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional Secured Obligations for the purposes hereof, (iii) representing that the incurrence of such obligation and the designation of such obligations as Additional Secured Obligations complies with the terms of the Indenture and any Additional Secured Agreements, and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Additional Secured Party Consent. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as collateral agent under and subject to the terms of the First Lien Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Additional Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as collateral agent for the holders of such Additional Secured Obligations as set forth in each Additional Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

Section 6.11. Replacement Of Authorized Representatives. The Company may replace the Authorized Representative for any Series of Additional Secured Obligations by delivering to the Collateral Agent (a) a certificate from a Responsible Officer representing that the appointment of the replacement Authorized Representative is in accordance with the requirements of the Secured Agreements for such Series of Additional Secured Obligations and (b) an Additional Secured Party Consent duly executed by the replacement Authorized Representative. Such replacement Authorized Representative shall become the sole Authorized Representative for the applicable Series of Secured Obligations with effect from the date of delivery of the foregoing documents.

Section 6.12. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 6.13. Survival. This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under any Debtor Relief Law by or against the Company or any of its Subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this SECURITY AGREEMENT to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President

WMG HOLDINGS CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President

Signature Page to Security Agreement

SUBSIDIARY GUARANTORS:

A. P. SCHMIDT CO.
ALTERNATIVE DISTRIBUTION ALLIANCE
ASYLUM RECORDS LLC
ATLANTIC/143 L.L.C.
ATLANTIC MOBILE LLC
ATLANTIC/MR VENTURES INC.
ATLANTIC PRODUCTIONS, LLC
ATLANTIC RECORDING CORPORATION
ATLANTIC SCREAM LLC
BB INVESTMENTS LLC
BERNA MUSIC, INC.
BIG BEAT RECORDS INC.
BULLDOG ENTERTAINMENT GROUP LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CAFE AMERICANA INC.
CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED
CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.
CHAPPELL MUSIC COMPANY, INC.
CHORUS, LLC
CORDLESS RECORDINGS LLC
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
EAST WEST RECORDS LLC
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
EN ACQUISITION CORP.
FBR INVESTMENTS LLC
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
FOZ MAN MUSIC LLC
INSIDE JOB, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.

Signature Page to Security Agreement

JADAR MUSIC CORP.
LAVA RECORDS LLC
LAVA TRADEMARK HOLDING COMPANY LLC
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MADE OF STONE LLC
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NC HUNGARY HOLDINGS INC.
NEW CHAPPELL INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
NVC INTERNATIONAL INC.
OCTA MUSIC, INC.
PENALTY RECORDS, L.L.C.
PEPAMAR MUSIC CORP.
PERFECT GAME RECORDING COMPANY LLC
REP SALES, INC.
RESTLESS ACQUISITION CORP.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RHINO/FSE HOLDINGS, LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RODRA MUSIC, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
T-BOY MUSIC, L.L.C.
T-GIRL MUSIC, L.L.C.
THE BIZ LLC
THE RHYTHM METHOD INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.

Signature Page to Security Agreement

TW MUSIC HOLDINGS INC.
UNICHAPPELL MUSIC INC.
UPPED.COM LLC
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC DISTRIBUTION INC.
WARNER MUSIC INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNERSONGS, INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
W.B.M. MUSIC CORP.
WBR MANAGEMENT SERVICES INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WE ARE MUSICA INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WEA LATINA MUSICA INC.
WEA MANAGEMENT SERVICES INC.
WIDE MUSIC, INC.

Signature Page to Security Agreement

WMG MANAGEMENT SERVICES INC.
WMG TRADEMARK HOLDING COMPANY LLC

All by:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

Signature Page to Security Agreement

FUELED BY RAMEN LLC

By:	FBR INVESTMENTS LLC, as Sole Member

By:	WARNER MUSIC INC., as Sole Member

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President

MAVERICK RECORDING COMPANY

By:	SR/MDM VENTURE INC., as Managing Partner

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	NON-STOP MUSIC PUBLISHING, LLC, as Sole Member

By:	NON-STOP MUSIC HOLDINGS, INC., as Sole Member

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

Signature Page to Security Agreement

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	NON-STOP MUSIC HOLDINGS, INC., as Sole Member

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

Signature Page to Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Authorized Representative

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

Signature Page to Security Agreement

ANNEX A TO THE

SECURITY AGREEMENT

[Form of]

ADDITIONAL SECURED PARTY CONSENT1

[Name of Additional Secured Party]

[Address of Additional Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons [wishing to become] [that are] Secured Parties (the “[New] [Specified] Secured Parties”) under the Security Agreement dated as of May 28, 2009 (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)) among the Grantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent (the “Collateral Agent”) and the other parties thereto.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the [New] [Specified] Secured Parties to become a party to the Security Agreement on behalf of the [New] [Specified] Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “[New] [Specified] Secured Obligation”) and to act as the Authorized Representative for the [New] [Specified] Secured Parties [and that the Authorized Representative hereby replaces [                    ] as Authorized Representative with respect to the Secured Obligations];

(ii) acknowledges that the [New] [Specified] Secured Parties have received a copy of the Security Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

[1]	MODIFY AS APPROPRIATE IF THIS CONSENT IS BEING DELIVERED IN CONNECTION WITH REPLACING AN EXISTING AUTHORIZED REPRESENTATIVE.

Annex A to Security Agreement

(iv) accepts and acknowledges the terms of the Security Agreement applicable to it and the [New] [Specified] Secured Parties and agrees to serve as Authorized Representative for the [New] [Specified] Secured Parties with respect to the [New] [Specified] Secured Obligations and agrees on its own behalf and on behalf of the [New] [Specified] Secured Parties to be bound by the terms thereof applicable to holders of Additional Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof (including, without limitation, Section 4.02(b) thereof) as fully as if it had been a Secured Party on the date of the Security Agreement and agrees that its address for receiving notices pursuant to the Security Agreement, the First Lien Security Documents shall be as follows:

[Address]

[(v) represents that the Authorized Representative constitutes a [Credit Agreement Authorized Representative] [Major Additional Authorized Representative] and hereby accepts and assumes its role as an Applicable Authorized Representative under the Security Agreement.]

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex A to Security Agreement

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Consent to be duly executed by its authorized officer as of the      day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Annex A to Security Agreement

SCHEDULE I TO THE

SECURITY AGREEMENT

Location, Chief Executive Office, Place Where Agreements Are Maintained, Type of

Organization, Jurisdiction of Organization and Organizational Identification Number

See next page.

Schedule I to Security Agreement

SCHEDULE II TO THE

SECURITY AGREEMENT

Pledged Equity

See next page.

Schedule II to Security Agreement

SCHEDULE II-A TO THE

SECURITY AGREEMENT

Post-Closing Matters

See next page.

Schedule II-A to Security Agreement

SCHEDULE III TO THE

SECURITY AGREEMENT

Commercial Tort Claims

See next page.

Schedule III to Security Agreement

SCHEDULE IV TO THE

SECURITY AGREEMENT

Collateral Description

“All personal property.”

Schedule IV to Security Agreement

SCHEDULE V TO THE

SECURITY AGREEMENT

Real Property

See next page.

1

Exhibit A to the Security Agreement

Exhibit A to the

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Wells Fargo Bank, National Association,

    as the Collateral Agent for the

    Secured Parties referred to in the

    Security Agreement referred to below

Attn:

[THE COMPANY]

Ladies and Gentlemen:

Reference is made to the Security Agreement, dated as of May 28, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (together with any successor collateral agent, the “Collateral Agent”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

Section 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Section 2. Security for Secured Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

2

Exhibit A to the Security Agreement

Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through V to Schedules I through V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 2.06 of the Security Agreement (as supplemented by the attached supplemental schedules) as of the date hereof.

Section 5. Secured Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

Section 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Address for Notices:

3

Exhibit A to the Security Agreement

Exhibit B to the

Security Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This Supplement to the Copyright Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”), dated             , 20    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, WMG Acquisition Corp., a Delaware corporation, has entered into a Security Agreement, dated as of May 28, 2009, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Copyrights (as defined below) of the Grantors, and have agreed as a condition thereof to execute this Copyright Security Agreement for recording with the U.S. Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each copyright, whether registered or unregistered (“Copyrights”) owned by the Grantor, including, without limitation, copyrights in (A) all recordings of sound, whether or not coupled with a visual image, by any method or format and on any substance or material, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of records or for any other exploitation of sound (“Recorded Music Copyrights”),

1

Exhibit B to the Security Agreement

(B) all music compositions or medleys consisting of words and music, or any dramatic material and bridging passages, whether in form of instrumental and/or vocal music, prose or otherwise, irrespective of length (“Publishing Copyrights”) and (C) Computer Software, internet web sites and the content thereof, including, without limitation, each Copyright registration and application therefor, referred to in Supplemental Schedule 1 hereto;

(ii) all registrations and applications for registration for any Copyright, together with all extensions and renewals;

(iii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(iv) each exclusive Copyright license to which the Grantor is a party, including, without limitation, each Copyright license referred to in Supplemental Schedule 1 hereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing.

SECTION 2. No Transfer of Grantor’s Rights. Except to the extent expressly permitted in the Secured Agreements, as applicable, each Grantor agrees not to sell, license, exchange, assign, or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

SECTION 3. Security for Secured Obligations. The grant of continuing security interest in the Copyright Collateral by each Grantor under this Copyright Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing under or in respect of the Finance Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

2

Exhibit B to the Security Agreement

SECTION 4. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government office record this Copyright Security Agreement.

SECTION 5. Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Grants, Rights and Remedies. This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 7. Governing Law. This Copyright Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

3

Exhibit B to the Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WMG ACQUISITION CORP.

By:
Name:
Title:

Address for Notices:

WMG HOLDINGS CORP.

By:
Name:
Title:

Address for Notices:

[GUARANTORS]

4

Exhibit B to the Security Agreement

Supplemental Schedule 1

to Copyright Security Agreement

5

Exhibit B to the Security Agreement

Exhibit C to the

Security Agreement

FORM OF PATENT SECURITY AGREEMENT

This Supplement to the Patent Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”), dated             , 20    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, WMG Acquisition Corp., a Delaware corporation, has entered into a Security Agreement, dated as of May 28, 2009, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Patents (as defined below) of the Grantors, and have agreed as a condition thereof to execute this Patent Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each patent, patent application, utility model and statutory invention registration, all inventions claimed or disclosed therein and all improvements thereto (“Patents”) owned by the Grantor, including, without limitation, each Patent referred to in Supplemental Schedule 1 hereto;

1

Exhibit C to the Security Agreement

(ii) all registrations and applications for registration for any Patent together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(iii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(iv) each Patent license to which the Grantor is a party, including, without limitation, each Patent license referred to in Supplemental Schedule 1 hereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing.

Section 2. No Transfer of Grantor’s Rights. Except to the extent expressly permitted in the Secured Agreements, as applicable, each Grantor agrees not to sell, license, exchange, assign, or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

Section 3. Security for Secured Obligations. The grant of continuing security interest in the Patent Collateral by each Grantor under this Patent Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing under or in respect of the Finance Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

Section 4. Recordation. Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government office record this Patent Security Agreement.

Section 5. Execution in Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

2

Exhibit C to the Security Agreement

Section 6. Grants, Rights and Remedies. This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 7. Governing Law. This Patent Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

3

Exhibit C to the Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WMG ACQUISITION CORP.

By:
Name:
Title:

Address for Notices:

WMG HOLDINGS CORP.

By:
Name:
Title:

Address for Notices:

[GUARANTORS]

4

Exhibit C to the Security Agreement

Supplemental Schedule 1

to Patent Security Agreement

5

Exhibit C to the Security Agreement

Exhibit D to the

Security Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This Supplement to the Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”), dated             , 20    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, WMG Acquisition Corp., a Delaware corporation, has entered into a Security Agreement, dated as of May 28, 2009, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks (as defined below) of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the United States Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, owned by the Grantor, (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any

1

Exhibit D to the Security Agreement

registration issuing from such intent-to-use trademark applications under applicable federal law), including, without limitation, each Trademark registration and application therefor, referred to in Supplemental Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

(ii) each Trademark license to which the Grantor is a party, including, without limitation, each Trademark license referred to in Supplemental Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto;

(iii) all registrations and applications for registration for any Trademark, together with all extensions and renewals thereof;

(iv) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing.

SECTION 2. No Transfer of Grantor’s Rights. Except to the extent expressly permitted in the Secured Agreements, as applicable, each Grantor agrees not to sell, license, exchange, assign, or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

SECTION 3. Security for Secured Obligations. The grant of continuing security interest in the Trademark Collateral by each Grantor under this Trademark Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing under or in respect of the Finance Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

2

Exhibit D to the Security Agreement

SECTION 4. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government office record this Trademark Security Agreement.

SECTION 5. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Grants, Rights and Remedies. This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto. The Security Agreement (and all, rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 7. Governing Law. This Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

3

Exhibit D to the Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WMG ACQUISITION CORP.

By:
Name:
Title:

Address for Notices:

WMG HOLDINGS CORP.

By:
Name:
Title:

Address for Notices:

[GUARANTORS]

4

Exhibit D to the Security Agreement

Supplemental Schedule 1

to Trademark Security Agreement

Exhibit D to Security Agreement